                                                                 EXHIBIT 10.5.41

                                 ORDINANCE #397

AN ORDINANCE TO GRANT TO CABLE COMMUNICATION, INC. THE NON-EXCLUSIVE RIGHT, POWER, AND AUTHORITY TO MAINTAIN AND OPERATE TELEVISION TRANSMISSION AND DISTRIBUTION FACILITIES AND TO ERECT AND INSTALL ITS LINES, POLES, WIRES, GUYS AND APPURTENANT FACILITIES UPON THE STREETS, ALLEYS, AND PUBLIC PLACES OF THE CITY TOGETHER WITH ANY NECESSARY RIGHT OF ACCESS THERETO, FOR SUCH PERIOD AS THE SAME ARE NEEDED BY THE COMPANY TO RENDER CABLEVISION SERVICE TO ITS CUSTOMERS IN THE CITY OF THOMSON, GEORGIA: ALSO TO SET THE AMOUNT OF FRANCHISE FEE TO BE PAID BY CABLE COMMUNICATIONS, INC., TO THE CITY OF THOMSON, GEORGIA.

     BE IT ORDAINED BY THE MAYOR AND CITY COUNCIL OF THE CITY OF THOMSON, GEORGIA, IN COUNCIL ASSEMBLED AND BY AUTHORITY OF THE SAME:

     Section 1. In consideration of the faithful performance and observance of the conditions and reservations hereinafter specified, the non-exclusive right is hereby granted to Cable Communications, Inc., its successors and assigns, hereinafter referred to as "the Company", the right to maintain and operate television transmission and distribution facilities, and additions thereto, in, under, over, along, across, and upon the streets, roadways, sidewalks, alleys, bridges, public easements, and highways and other places which are public in the City of Thomson, Georgia, for the purposes of transmission and distribution of electro-magnetic and audio and visual impulses and television energy in accordance with and subject to the laws and regulations of the United States of America, the statutes of the State of Georgia, and the ordinances and regulations of the City of Thomson. The Company shall have no right to transfer or assign its rights hereunder without the written approval of the Thomson City Council first obtained, except that said rights hereunder may be assigned as security for bona fide indebtedness of the Company without prior approval. Upon filing by the proposed transferee or assignee of acceptance of the terms of this contract and assuming all pending or contingent obligations of the Company hereunder and providing evidence of compliance with the provisions concerning insurance, the City's approval of the proposed transfer and assignment shall not be arbitrarily withheld.

     Section 2. The Company shall pay to the City of Thomson, Georgia a franchise and a license as follows:

                 a. Three percent (3%) of gross receipts from operation of its cable television system in the City of Thomson shall be paid as a franchise fee. This payment of the said franchise fee shall be in lieu of all occupation, license, excise and special franchise taxes, and all other demands except ad valorem taxes on the property of the Company.

ORDINANCE #397 -- Page 2

                 b. In the event the Company offers services other than
                    cable television services, the Company shall pay an additional fee equal to the business license fee charged for providing similar services under the general business license tax ordinance of the City of Thomson.

                 c. In the event the Company offers leasing of spectrum
                    or channel space, the Company shall pay three percent (3%) of leased channel or spectrum space revenues attributable to leased channel or spectrum space services provided in the City of Thomson. The proportion of leased channel revenues attributable to leased channel services provided in the City of Thomson shall be ratio of gross subscriber receipts from recurring charges from the operation of its basic cable television system within the area of the City of Thomson within which said channel or spectrum space is leased to gross subscriber receipts from recurring charges from the operation of its basic cable television system in the entire area within which said channel or spectrum space is leased. All payments shall be made semi-annually by January 30 and July 30 for the previous six months period ending December 31 and June 30 of said Company. Said payments shall be accompanied by a statement of gross revenue by the Company from the operation of the cable television system in the area in question, and such information as may be necessary to compute the sums due under Section 2-b and 2-c. First payments due hereunder shall be made no later than July 30, 1982, for the period January 1, 1982, to June 30, 1982. The City shall have the right to reasonable inspect the revenue records of the Company to insure compliance with this section.

     Section 3. The Company shall have the right to prescribe reasonable service rules and regulations for the conduct of its business not inconsistent with the provisions of the ordinances of the City. A copy of these rules and regulations shall be kept on file at all times in City Hall. The rates charged the public, by the Company, for its basic service, must be reasonable, and not in excess of what is necessary to meet the financial needs of the Company and to earn a reasonable return on investment in facilities. A schedule of the maximum monthly subscription rate charges charged by the Company for basic cable service shall be kept, maintained, and posted with the City showing the classification of the subscribers and the rates applicable thereto. The Company will notify the City Council in writing at least fifteen (15) calendar days in advance of any increase in subscriber rates for basic cable service. Upon request of City Council, the Company will supply a written statement of

ORDINANCE #397 -- Page 3

                 of the reasons for any change in the monthly rates for basic cable service. Basic cable as referred to herein shall mean the provision of television service on standard television channels 2 through 13 and shall not include pay TV or any optional service offered by the Company.

     Section 4. The City Council shall have the right to revoke this contract and Franchise Ordinance and all rights of the Company hereunder if the Company shall fail to comply with any of its provisions or default in any obligations hereunder, and shall fail within a reasonable time (not less than 90 days) after written notice from the City to correct such defaults of non-compliance.

                 The Company shall not abandon the cable television system in whole or in part without the written consent of the City Council. Upon termination or forfeiture of this grant, in accordance with any of its terms, the Company shall immediately remove its visible poles, cables, wires and appurtenances from the City streets, roadways, sidewalks, alleys, bridges, and highways and other places which are public places in the City. In the event of failure of the Company to perform such removals, the City shall have the right to make a written demand on the Company to proceed to carry out the removal of such equipment, and in the event that the Company fails to carry out the terms and conditions of such demands, the City shall have the right to remove all or part of the Company's equipment and to retain same as City's property. This removal is to be accomplished without accounting therefor to the Company, and the expenses of such
                 removal shall be charged to and paid   by the Company without
                 credit for the value, if any, of said equipment.

     Section 5. Wherever used in this Ordinance, the word "television" shall mean a system for transmission of electro-magnetic and audio signals and/or visual images and other forms of information by means of electrical, electronic, electromagnetic optical impulses or such other methods of physical transmission as may prove practical which involve placing physical lines upon public ways within the City.

     Section 6. There is hereby granted the further right, privilege and authority to the Company to issue, rent or in any other manner obtain the use of towers, poles, lines, cables, and other equipment and facilities from any and all holders of public licenses and franchises within the limits of the area covered by this Ordinance, including the Power and Light Company and the Telephone Company serving said area and thus use such tower, poles, lines, cables and other equipment and facilities subject to all existing and future ordinances and regulations of the City. The poles used

ORDINANCE #397 -- Page 4


                 for the Company's distribution system shall be those erected and maintained by the Power and Light Company or the Telephone Company when and where practicable, providing mutually satisfactory rental agreements can be entered into with said utility companies.

     Section 7. The Company shall have the right to erect, when necessary, and maintain its own poles, for the proper construction and maintenance of television distribution system with the approval of the location of said poles by the City Engineer. The Company's transmission and distribution system poles, wires, and appurtenances shall be located, erected and maintained so as not to endanger or interfere with the lives of persons, or to interfere with the travel and use of public places by the public, and during the construction, repair or removal thereof shall not obstruct or impede traffic.

     Section 8. In the maintenance and operation of its television transmission and distribution system in the streets, alleys and other public places, and in the course of any new construction or addition to its facilities, the Company shall proceed so as to cause the least possible inconvenience to the general public; and opening or obstruction in the streets, roadways, or public places made by the Company in the course of its operations shall be guarded and protected at all times by the placement of adequate barriers, fences, or boardings, the bounds of which, during periods of dusk and darkness shall be clearly designated by red warning lights.

     Section 9. It is the stated intention of the City that all other holders of the public licenses and franchise within the area in question will cooperate with the Company to allow joint use of their poles and pole line facilities wherever possible or wherever usage does not interfere with the normal operation of said poles and pole lines so that the number of new or additional poles constructed by the Company within the area in question may be minimized. Such cooperation will include the right of joint usage for reasonable rates and on reasonable terms.

     Section 10. The Company shall indemnify, protect and save harmless the City from and against losses and physical damages to property, and bodily injury or death to persons, including payments made under any Workmen's Compensation Law, which may arise out of, or be caused by the erection, maintenance, presence, use, or removal of said attachments of poles within the area, or by any act of the Company, its agents or employees. The Company shall carry insurance to protect parties hereto from and against all claims, demands, actions, judgments, costs, expenses, and liabilities which may arise or result, directly or indirectly from

ORDINANCE #397 -- Page 5

                 or by reason of such loss, injury or damage.  The     amounts
                 of such insurance against liability due to physical damages to the property shall not be less than one hundred thousand ($100,000.00) dollars on each person, three hundred thousand ($300,000.00) dollars on each occurrence for bodily injury liability and one hundred thousand ($100,000.00) dollars for each occurrence of property damage from any accident. The Company shall also carry such insurance as it deems necessary to protect it from all claims under the Workmen's Compensation Laws in effect that may be applicable to the Company. All insurance required by this Contract and Franchise Ordinance shall be, and remain in full force and effect for the entire life of this Contract and Franchise Ordinance. The City may require certificates of insurance to be filed with it.

     Section 11. Installations shall be maintained so as not to interfere with
                 TV reception already in existence. The antenna, receiving and distribution equipment shall be installed and maintained so as to provide pictures on subscriber receivers throughout the system essentially of the same quality as those received at the antenna site.

     Section 12. The Company agrees to install signal distribution facilities subject to satisfactory pole clearance and pole rental arrangements to all citizens in the area in question wherein the population density is sufficient to support the installation on a reasonable practical business basis. The Company agrees that the service under this contract shall be provided to all ares of the City where public ways may be utilized in which there are 80 or more homes or 30 or more bona fide request for service per mile of cable necessary to provide service to said area. Nothing herein shall be construed as requiring the Company to provide service, to areas where, solely because of population density or abnormal construction costs, such service is economically infeasible. In the event it is necessary for the Company to extend lines beyond 200 feet to provide service, the Company shall have the right to charge an additional installation fee reflecting the cost of extension. The Company shall also have the right to charge an additional monthly fee to reflect the increased operating cost of such an extension, including any underground extensions. In undertaking a line extension the Company may require appropriate long-term contracts of prospective subscribers. The Company shall maintain an office or agent within the City of Thomson for the purpose of investigation and resolution of all complaints of equipment malfunctions and similar matters. In the event the Company is unable to resolve complaints within a reasonable period, any person may file a complaint with the City Clerk.

ORDINANCE #397 -- Page 6

                 The Mayor and Council of Thomson may investigate such complaint and after such investigation direct the Company to take reasonable and appropriate action consistent to the terms of this ordinance.

     Section 13. Neither Cable Communications, Incorporated, nor their employees shall engage in the sale, service, rental, or leasing of television receivers, radio receivers, or television or radio receiver parts and accessories, except to the extent necessary to provide non-standard cable channels or service, and they shall not require or attempt to direct any subscribers of the Company to deal with any particular firm or person in regard to the sale, service rental, or leasing of television receivers, radio receivers, or television or radio receiver related parts and accessories.

     Section 14. This Franchise shall be for a period of ten (10) years beginning March 31, 1982.

     Section 15. If any section, sentence, clause or phrase of this
                 Ordinance is for any reason held illegal, invalid, or unconstitutional, such invalidity shall not affect the validity of the Ordinance, and any portions in conflict are hereby repealed.

     Section 16. This Ordinance, by consent of the City and the franchisee, supercedes the franchise agreement in effect between the City as set out in Ordinance 284 and as amended by Ordinance
                 316 which are hereby repealed and the franchisee provided that written consent of the franchisee and the City to said supercedence is affixed hereto.

          DONE, RATIFIED AND ADOPTED BY THE MAYOR AND CITY COUNCIL OF THE CITY OF THOMSON, GEORGIA, THIS 13 DAY OF MAY, 1982.


                                          /s/ ROBERT E. KNOX, JR.
                                          Mayor

ATTEST:


/s/ ROSA S. WILSON                        /s/ Bobby Hammond
City Clerk
                                          /s/ Adelle Adams

                                          /s/ Tom Brown

                                          /s/ Ann Daniel

                                          /s/ Kenneth Very

                                          Members of City Council


First Reading   April 8th, 1982

Second Reading  May 13th, 1982

Third Reading


STATE OF GEORGIA    )

COUNTY OF MCDUFFIE  )

CITY OF THOMSON     )

                AGREEMENT TO TERMINATE FRANCHISE GRANTED UNDER
                  ORDINANCE 284 AS AMENDED BY ORDINANCE 316


          WHEREAS, Cable Communications, Inc. is a holder of a franchise with the City of Thomson granted under Ordinance 284 as amended by Ordinance 316 and transferred to Cable Communications, Inc. by resolution of council and

          WHEREAS, The City and the franchisee are desirous of terminating said franchise and replacing same with the ordinance to which this is affixed.

          NOW, THEREFORE, in consideration of the valid enactment of said ordinance and the faithful adherence thereto by all parties it is agreed that the franchise granted under Ordinance 284 as amended by Ordinance 316 is hereby terminated and franchisee consents to the repeal of Ordinance 284 as amended by Ordinance 316.

THIS 13TH DAY OF MAY, 1982.

FOR THE FRANCHISEE                              FOR THE CITY OF THOMSON

CABLE COMMUNICATIONS, INC.                      /s/ Robert E. Knox, Jr.
                                                MAYOR

                                                /s/ Bobby Hammond
                                                COUNCILMAN
BY:____________________________
   F. Frederick Kennedy, Jr.                    /s/ Adelle Adams
   AS ITS PRESIDENT                             COUNCILMAN

                                                /s/ Tom Brown
SIGNED, SEALED AND DELIVERED                    COUNCILMAN
IN THE PRESENCE OF:
                                                /s/ Ann Daniel
                                                COUNCILMAN
_______________________________
                                                /s/ Kenneth Very
_______________________________                 COUNCILMAN

                                                SIGNED, SEALED AND DELIVERED
                                                IN THE PRESENCE OF:


                                                _______________________________

                                                _______________________________

                               RESOLUTION NO. ___

RESOLUTION APPROVING AND GRANTING CONSENT TO THE ASSIGNMENT AND TRANSFER OF THE RIGHT, POWER AND AUTHORITY TO MAINTAIN AND OPERATE TELEVISION TRANSMISSION AND DISTRIBUTION FACILITIES OF THE CABLE TELEVISION FRANCHISE AND SYSTEM OF CABLE COMMUNICATIONS, INC.

         WHEREAS, the City of Thomson, Georgia (the "City") approved and enacted Ordinance No. 397 granting Cable Communications, Inc. the non-exclusive right, power and authority to maintain and operate television transmission and distribution facilities and to erect and install its lines, poles, wires, guys and appurtenant facilities on the street, alleys and public places of the City together with any necessary rights of access thereto (the "Franchise"); and

         WHEREAS, Section 1 of the Franchise provides that Cable
Communications, Inc. shall not transfer or assign the Franchise without the prior written approval of the Thomson City Council; and

         WHEREAS, request has now been made that the proposed transfer and assignment of the Franchise and the cable television system operated pursuant thereto (the "System") be consented to by the City, and all the same be evidenced by resolution approving same.

         NOW, THEREFORE, BE IT RESOLVED BY THE MAYOR AND CITY COUNCIL OF THE CITY OF THOMSON, GEORGIA:

         1. The City hereby approves of and consents to the transfer and assignment of the Franchise to American Cable TV Investors 2 according to the provisions of Section 1 thereof. The consent and approval hereby granted are given pursuant to the Franchise and are permitted by applicable law. They do not, however, constitute and shall not be construed to constitute a waiver of any obligations of Cable Communications, Inc., as transferee of the Franchise, under the Franchise.

         2. The City hereby affirms that the Franchise is in full force and effect and is for a term ending March 31, 1997, and the terms and provisions thereof are hereby validated, ratified and confirmed.

         3. This Resolution shall become effective and continue and remain in effect upon its passage, approval and adoption by, and the acceptance hereof by, the City Council and immediately upon acquisition of the System by American Cable.

         Adopted at the regular meeting of the Thomson City Council on August 9, 1984.

                                        THOMSON CITY COUNCIL

                                        By: /s/  ROBERT E. KNOX, JR.
                                            Robert E. Knox, Jr., Mayor

ATTEST:

/s/ STEVE SYBLENGH

I ATTEST THAT THIS IS A TRUE AND EXACT COPY.

/s/ ROLAN D. ADAMS

                                 ORDINANCE 418

            AN ORDINANCE TO AMEND SECTION 14 OF ORDINANCE NUMBER 397
                      CABLE COMMUNICATIONS, INC. FRANCHISE

         BE IT ORDAINED BY THE MAYOR AND COUNCIL OF THE CITY OF THOMSON, GEORGIA THAT FROM AND AFTER THE ADOPTION OF THIS ORDINANCE THAT SECTION 14 OF ORDINANCE NUMBER 397 IS HEREBY REPEALED AND THE FOLLOWING SUBSTITUTED THEREFORE TO BE EFFECTIVE UPON ADOPTION:

                  Section 14.  This Franchise shall be for a
            period of fifteen (15) years beginning March 31, 1982.

FIRST READING:   November 5, 1984                       UPON PASSAGE:  Ayes   5
                                                                       No

SECOND READING:  December 13, 1984


                                                        APPROVED:

                                                        /s/ ROBERT E. KNOX, JR.
                                                        Mayor

ATTEST:

/s/ STEVE SYBLENGH
CITY ADMINISTRATOR

                               ORDINANCE NO. 473

                      ORDINANCE APPROVING THE TRANSFER OF
                     THE CABLE TELEVISION FRANCHISE FOR THE
                            CITY OF THOMSON HELD BY
                         AMERICAN CABLE TV INVESTORS 2
                     PURSUANT TO ORDINANCES NO. 397 AND 418
                     AND RESOLUTION ADOPTED AUGUST 9, 1987
                    AND EXTENDING THE TERM OF THE FRANCHISE


WHEREAS: By Ordinance No. 397 adopted on May 13, 1982, as amended by Ordinance No. 418 adopted on December 13, 1984, the Mayor and City Council of the City of Thomson, Georgia (the "City") granted to Cable Communications, Incorporated a franchise to construct, own, operate and maintain a cable television system (the "System") within the City (the "Franchise"); and

WHEREAS: By Resolution adopted on August 9, 1984, the City Council approved and consented to the transfer and assignment of the Franchise to American Cable TV Investors 2 ("Act 2"), and the Franchise was so transferred, such that ACT 2 is the holder of the Franchise; and

WHEREAS: ACT 2 has requested pursuant to Section 1 of Ordinance No. 397 that the City Council of the City of Thomson approve (1) the transfer of the Franchise to Jones Intercable, Inc., a Colorado Corporation ("Jones") or any affiliate of Jones, including Jones Spacelink, Ltd. ("Spacelink") or any limited partnership of which Jones or Spacelink or any affiliate of Jones or Spacelink is a general partner, or any joint venture or general partnership of which Jones, Spacelink, any affiliate of Jones or Spacelink or any such limited partnership or partnerships is a general partner (any such entity being hereinafter referred to as an "Affiliate of Jones") and (ii) the subsequent transfer of the Franchise to any Affiliate of Jones; and

WHEREAS: Jones or any Affiliate then holding the Franchise has agreed to be bound by the terms, provisions and conditions of the Franchise; and

WHEREAS:         The City desires to extend the term of the Franchise to March
                 31, 2000.

WHEREAS: The City, upon not less than sixty (60) days notice to Affiliate of Jones, may desire to increase the Franchise Fees paid by Affiliate of Jones to an amount not to exceed 5% of Gross Receipts from operation of the cable system within the City.

         NOW, THEREFORE, BE IT HEREBY ORDAINED BY THE MAYOR AND THE CITY COUNCIL OF THE CITY OF THOMSON, GEORGIA THAT:

         1. The City does hereby consent to the assignment and transfer of the Franchise from ACT 2 to Jones or any Affiliate of Jones, and to any subsequent transfers to any Affiliate of Jones.

         2. The foregoing consent to the transfer and assignment of the Franchise shall be effective upon the closing of the sale of the System by ACT 2 to Jones or an Affiliate of Jones. Notice of such closing date shall be given to the City. Any subsequent transfer of the Franchise from Jones to any Affiliate of Jones or between Affiliates of Jones shall be effective upon written notice being given to the City by the entity then holding the Franchise.

         3. The City hereby affirms that (a) the Franchise is currently valid, legally enforceable and in full force and effect, (b) ACT 2 is currently the valid holder and authorized grantee of the Franchise and (c) to the knowledge of the City, no default exists thereunder. Subject to compliance with the terms of this Resolution, all action necessary to approve the transfer of the Franchise to Jones or any Affiliate of Jones or to any subsequent transfers to any Affiliate of Jones has been duly and validly taken.

         4. Section 14 of Ordinance No. 397, as amended by Ordinance No. 418, is hereby repealed and the following substituted therefore, to be effective upon adoption:

                 Section 14.  This Franchise shall be for a period of eighteen
                 (18) years beginning March 31, 1982.

         5. Section 2 of Ordinance No. 397, is hereby repealed and the following substituted therefore, to be effective upon adoption:

                 Section 2. Affiliate of Jones shall pay to The City of Thomson, Georgia, a Franchise and a License Fee as follows:
                 Three percent (3%) of Gross Receipts from operation of its Cable Television System in The City of Thomson, Georgia. The City, upon not less that sixty (60) days notice, may increase the Franchise Fees to not more than five percent (5%) of Gross Receipts from operation of the Cable Television System. This payment of the said Franchise Fee shall be in Lieu of all Occupation, License, excise and Special Franchise Taxes, and all other demands except Ad Valorem Taxes on the property of the Company.

         DONE, RATIFIED AND ADOPTED BY THE MAYOR AND CITY COUNCIL OF THE CITY OF THOMSON, GEORGIA, ON THIS 13TH DAY OF MAY, 1993.


         FIRST READING:   April 8, 1993

         SECOND READING:  May 13, 1993

         UPON PASSAGE:    Ayes

         APPROVED:        /s/ ROBERT E. KNOX, JR.
                          Robert E. Knox, Jr., Mayor


                 ATTEST:

                 /s/ DARLEEN H. PLUNKETT
                 Darleen H. Plunkett
                 City Clerk

                               ORDINANCE NO. 477

AN ORDINANCE TO PROVIDE FOR THE REGULATION OF BASIC SERVICE TIER RATES AND RELATED EQUIPMENT, INSTALLATION AND SERVICE CHARGES OF ANY CABLE TELEVISION SYSTEM OPERATING IN THE CITY OF THOMSON.

         WHEREAS, on October 5, 1992, Congress enacted the Cable Television Consumer Protection and Competition Act of 1992 which, among other things, provided that the basic service tier rates, and the charges for related equipment, installation and services, of a cable television system (hereinafter, "Basic Service Rate and Charges") shall be subject to regulation by a franchising authority in accordance with regulations prescribed by the Federal Communications Commission (hereinafter the "FCC"); and

         WHEREAS, on April 1, 1993, the FCC prescribed such regulations in the Report and Order, In the Matter of Implementation of Sections of Cable Television Consumer Protection and Competition Act of 1992: Rate Regulation, MM Docket 92-266, FCC 93-177 (released May 3, 1993) hereinafter the "FCC Rate Regulations"); and

         WHEREAS, the City of Thomson (hereinafter, the "City") is a franchising authority with the legal authority to adopt, and the personnel to administer, regulations with respect to the Basic Service Rates and Charges of any cable television system operating in the City, including, without limitation, the system currently being operated by United Artist Cable, American Cable TV Investors 2 (hereinafter "the Company") pursuant to Ordinance 397, as amended, (hereinafter the "Franchise"); and

         WHEREAS, the City desires to regulate the Basic Service Rates and Charges of the Company and any other cable television system operating in the City and shall do so in accordance with the FCC Rate Regulations, notwithstanding any different or inconsistent provisions in the Franchise;

         NOW, THEREFORE, BE IT ORDAINED BY THE MAYOR AND THE CITY COUNCIL OF THE CITY OF THOMSON, THAT:

         1. The City will follow the FCC Rate Regulations in its regulation of the Basic Service Rates and Charges of the Company and any other cable television system operating in the City, notwithstanding any different or inconsistent provisions in the Franchise; and

         2. In connection with such regulation, the City will ensure a reasonable opportunity for consideration of the views of interested parties; and

         3. The Mayor, or his or her designee, is authorized to execute on behalf of the City and file with the FCC such certification forms or other instruments as are now or may hereafter be required by the FCC Rate Regulations in order to enable the City to regulate Basic Service Rates and Charges; and

         4.      This ordinance shall be effective immediately.


FIRST READING:   8-26-93

SECOND READING:  9-9-93

UPON PASSAGE:    Ayes   4

          APPROVED:  /s/ ROBERT E. KNOX, JR.
                     Mayor

ATTEST:  /s/ DARLEEN H. PLUNKETT
         City Clerk